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                                                                EXHIBIT 4.2



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
- ----------              -----------             --------------------      ----------------
SEQUENCE #              ACCOUNT KEY             SUBSCRIPTION RIGHT #      NUMBER OF RIGHTS



 CUSIP:                               AMERICAN ECOLOGY CORPORATION           ------------------
                                        SUBSCRIPTION CERTIFICATE             RECORD DATE SHARES


         The below named shareholder has the right to purchase the number of fully paid and nonaccessible shares of common stock, $.01 par value ("Common Stock") of American Ecology Corporation (the "Company") equal to the Number of Rights stated above at $1.00 per share offered by the Company pursuant to and subject to the terms and conditions of the prospectus dated _____________, 1997 (the "Prospectus"). You should read the Prospectus for a more complete explanation of the Rights Offering and for information about the Company. Capitalized terms not defined herein are defined in the Prospectus. By executing this Subscription Certificate, the undersigned acknowledges having received and read the Prospectus. To exercise your Rights, you must complete and sign the back of this Certificate and send the completed Subscription Certificate or a Notice of Guaranteed Delivery and payment in full of the Subscription Price to ChaseMellon Shareholder Services, L.L.C. (the "Subscription Agent") at the address on the back of this Certificate. The Subscription Price must be paid in U.S. dollars by check or money order payable to ChaseMellon Shareholder Services, L.L.C., except that, in lieu of payment in cash, holders of the Company's Series E Redeemable Convertible Preferred Stock (the "Series E Preferred Stock") may exchange one share of Series E Preferred Stock for each ten shares of Common Stock subscribed for by delivery to the Subscription Agent of certificates for the requisite number of shares of Series E Preferred Stock either endorsed in blank for transfer or together with an assignment separate from certificate executed in blank by the registered holder thereof. The Subscription Agent must receive these documents and full payment on or before the Expiration Date set forth below.

         Your Rights are nontransferable except by operation of law (e.g., death or dissolution). Should a transfer occur by operation of law, please contact the Subscription Agent by phone for appropriate instructions. This Subscription Certificate is not valid unless signed by the Subscription Agent.

Shareholder:




                                    By ChaseMellon Shareholder Services, L.L.C.
                                    as Subscription Agent

                                    THE SHAREHOLDER RIGHTS EXPIRE AT 5:00 P.M.
                                    EASTERN TIME, ON __________, 1997, (THE
                                    "EXPIRATION DATE") UNLESS EXTENDED BY THE
                                    COMPANY.
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                SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK
                    OFFERED BY AMERICAN ECOLOGY CORPORATION

              RETURN TO: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

 By Mail:                             By Hand Delivery:                    By Overnight Delivery:
 -------                              ----------------                     ---------------------
 ChaseMellon Shareholder              ChaseMellon Shareholder              ChaseMellon Shareholder
  Services, L.L.C.                     Services, L.L.C.                     Services, L.L.C.
 Post Office Box 3305                 120 Broadway, 13th Floor             85 Challenger Road
 South Hackensack, NJ 07606           New York, NY 10271                   Mail Drop - Reorg.
 Attn: Reorganization Dept.           Attn: Reorganization Dept.           Ridgefield Park, NJ 07660
                                                                           Attn: Reorganization Dept.

Upon the terms and subject to the conditions specified in the Prospectus, the undersigned hereby irrevocably exercises Rights to purchase Common Stock as indicated below:

NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR: ____________
PURCHASE PRICE FOR SHARES OF COMMON STOCK SUBSCRIBED FOR: $___________ ($1.00 per share purchased)(1)

CHECK OR MONEY ORDER(2) IN THE AMOUNT OF $_________________________ PAYABLE TO "CHASEMELLON SHAREHOLDER SERVICES, L.L.C." IS ENCLOSED AND/OR CERTIFICATES FOR ____________(3) SHARES OF SERIES E PREFERRED STOCK ENDORSED FOR TRANSFER IS ENCLOSED. A PRE-ADDRESSED POSTAGE PAID ENVELOPE IS ENCLOSED.

         Acceptance or rejection by the Company of this subscription shall be effective in accordance with the terms set forth in the Prospectus. Exercise of the Rights represented hereby shall not be deemed complete, you shall have no binding right to become the legal or beneficial owner of the Common Stock covered hereby, and there shall be no obligation of the Company to deliver the Common Stock covered hereby to you, unless and/or until (i) the Expiration Date occurs, and (ii) the other conditions to exercise described in the Prospectus are satisfied. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations shall be final and binding.

         Shares of Common Stock will be issued promptly upon the valid exercise of Rights. Such shares will be registered in the same manner set forth on the face of this Subscription Certificate. If your shares are held in joint ownership, all joint owners must sign. When signing as fiduciary, representative or corporate officer, give full title as such.

 Date:                                                                Day Phone: (     )
       ---------------------   -------------------------------------                    ---------------------
                                             Signature                Eve Phone: (     )
                                                                                        ---------------------

 Date:                                                                Day Phone: (     )
       ---------------------   -------------------------------------                    ---------------------
                                             Signature                Eve Phone: (     )
                                                                                        ---------------------


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(1)   If the amount enclosed is not sufficient to pay the Subscription Price for all shares that are subscribed for, or if the number of shares subscribed for is not specified, the number of shares purchased will be assumed to be the maximum number that could be purchased upon payment of the amount enclosed. Any amount remaining will be returned to the purchaser.

(2) Arrangements may be made directly with the Subscription Agent for wire transfers

(3) In lieu of cash, one share of Series E Preferred Stock may be delivered for each ten shares of Common Stock subscribed for. If Series E Preferred Stock represented by the certificate(s) delivered herewith exceeds the number inserted in this blank, a new certificate for the balance of the Series E Preferred Stock remaining after payment for the Common Stock purchased will be registered in the name of and delivered to the shareholder named herein.